As filed with the Securities and Exchange Commission on February 4, 2002
                                                        Registration No. 333-
==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ___________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                             ___________________

                         Digital Insight Corporation
            (Exact name of registrant as specified in its charter)
                             ___________________

                 Delaware                                       77-0493142
      (State or other jurisdiction of                        (I.R.S. Employer
      incorporation or organization)                        Identification No.)

                              26025 Mureau Road
                         Calabasas, California 91302
                                (818) 871-0000
        (Address and telephone number of principal executive offices)
                             ___________________

                       Virtual Financial Services, Inc.
                     2000 Stock Option and Incentive Plan
                          (Full titles of the plans)
                             ___________________

                                 Michael Dunn
                           Vice President, Finance
                         Digital Insight Corporation
                              26025 Mureau Road
                         Calabasas, California 91302
                   (Name and address of agent for service)
                             ___________________

 Telephone number, including area code, of agent for service: (818) 871-0000
                             ___________________

                       CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------
                                             Proposed     Proposed
                                             maximum      maximum
       Title of              Amount          offering     aggregate          Amount of
       securities            to be           price        offering           registration
       to be registered      registered(1)   per unit     price              fee

------------------------------------------------------------------------------------------
       Common Stock,
       $0.001 par value      111,978(2)      $18.48(3)    $2,069,353.44(3)   $190.38(3)
------------------------------------------------------------------------------------------

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule
     416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights which by reason of certain events specified in the Virtual Financial Services, Inc.
     2000 Stock Option and Incentive Plan (the "Plan") may become subject to the
     Plan.

(2) The number of shares to be registered is based upon an estimate of the maximum number of shares that were issuable pursuant to awards granted under the Plan before the effective time of Digital Insight Corporation's merger with Virtual Financial Services, Inc multiplied by the exchange ratio of 2.113212689 shares of Digital Insight Corporation's common stock per share of Virtual Financial Services, Inc.'s common stock. No additional awards will be granted under the Plan.

(3) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the price at which the options under the Plan may be exercised.

========================================================================================

                                    PART I

                         INFORMATION REQUIRED IN THE
                           SECTION 10(a) PROSPECTUS


      The documents containing the information specified in Part I of Form
S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission"), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                   PART II

                         INFORMATION REQUIRED IN THE
                            REGISTRATION STATEMENT


Item 3.     Incorporation of Certain Documents by Reference

      The following documents of Digital Insight Corporation (the
"Registrant") filed with the Commission are incorporated herein by reference:

      (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

      (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2001, June 30, 2001 and September 30, 2001; and

      (c) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A(12) filed on September 27, 1999, and any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.     Description of Securities

      The Registrant's Common Stock, par value $0.001, is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

Item 5.     Interests of Named Experts and Counsel

      Not applicable.

Item 6.     Indemnification of Directors and Officers

      The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Section 145 of the Delaware General Corporation law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The Company's Bylaws provide for the mandatory indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation law, and the Company has entered into agreements with its officers, directors and certain key employees implementing such indemnification.

Item 7.     Exemption from Registration Claimed

      Not applicable.

Item 8.     Exhibits

      See the attached Exhibit Index at page 9.

Item 9.     Undertakings

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) To include any material information with respect to
                        the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

            provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the Registrant pursuant to the provisions described in
Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on the 31st day of January, 2002.


                                    DIGITAL INSIGHT CORPORATION,
                                    a Delaware corporation


                                    By:   /s/ MICHAEL DUNN
                                          ------------------------------
                                          Michael Dunn, Vice President,
                                          Finance


                              POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints John Dorman and Michael Dunn, or either of them individually, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          Signature                        Title                 Date


/S/ JOHN DORMAN                   Chief Executive Officer  January 31, 2002
----------------------            and Chairman of the
John Dorman                       Board (Principal
                                  Executive Officer)


/S/ DALE R. WALKER                President, Chief         January 31, 2002
---------------------             Operating Officer and
Dale R. Walker                    Director

          Signature                        Title                 Date

/S/ MICHAEL DUNN                  Vice President, Finance  January 31, 2002
----------------------            (Principal Financial
Michael Dunn                      and Accounting Officer)


/S/ BETSY S. ATKINS               Director                 January 31, 2002
----------------------
Betsy S. Atkins


/S/ PAUL FIORE                    Director                 January 31, 2002
----------------------
Paul Fiore


/S/ MICHAEL HALLMAN               Director                 January 31, 2002
----------------------
Michael Hallman


/S/ JAMES MCGUIRE                 Director                 January 31, 2002
----------------------
James McGuire


/S/ ROBERT NORTH                  Director                 January 31, 2002
----------------------
Robert North


/S/ MICHAEL R. SPLINTER           Director                 January 31, 2002
----------------------
Michael R. Splinter

Exhibit
Number                        Description of Exhibit


4.1        Virtual Financial Services, Inc. 2000 Stock Option and Incentive
           Plan.

4.2 Form of Stock Option Agreement under Virtual Financial Services, Inc. 2000 Stock Option and Incentive Plan

5.         Opinion of Counsel (opinion re legality).

23.1       Consent of Independent Accountants.

23.2       Consent of Counsel (included in Exhibit 5).

24. Power of Attorney (included in this Registration Statement under "Signatures").